DRAFT Acquisition of Charter Bankshares, Inc. March 30, 2022 Working with Marketing on new style & color scheme throughout

DRAFTSecurities Legend Forward Looking Statements “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995 Certain statements contained in this communication, which are not statements of historical fact, constitute forward-looking statements within the meaning of the federal securities law. Such statements include, but are not limited to, certain plans, expectations, goals, projections and benefits relating to the proposed merger between Nicolet and Charter, all of which are subject to numerous assumptions, risks and uncertainties. Words or phrases such as “anticipate,” “believe,” “aim,” “can,” “conclude,” “continue,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “may,” “might,” “outlook,” “possible,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “will likely,” “would,” or the negative of these terms or other comparable terminology, as well as similar expressions, are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors disclosed in reports filed by Nicolet with the SEC, risks and uncertainties for Nicolet, Charter and the combined company that may cause actual results or outcomes to differ materially from those anticipated include, but are not limited to: (1) the possibility that the proposed merger will not be completed due to the failure to satisfy one or more of the conditions of the merger, including the approvals of regulators or Charter shareholders; (2) the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; (3) the risk that integration of Charter’s operations with those of Nicolet will be materially delayed or will be more costly or difficult than expected; (4) the parties’ inability to meet expectations regarding the timing of the proposed merger; (5) changes to tax legislation and their potential effects on the accounting for the merger; (6) diversion of management's attention from ongoing business operations and opportunities due to the proposed merger; (7) the challenges of integrating and retaining key employees; (8) the effect of the announcement of the proposed merger on Nicolet’s, Charter’s or the combined company’s respective customer and employee relationships and operating results; (9) the possibility that the proposed merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (10) dilution caused by Nicolet’s issuance of additional shares of Nicolet common stock in connection with the merger and additional risks that are discussed in Nicolet’s SEC filings. Please refer to Nicolet’s Annual Report on Form 10-K for the year ended December 31, 2021, as well as their other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements. All forward-looking statements included in this communication are made as of the date hereof and are based on information available to management at that time. Except as required by law, neither Nicolet nor Charter assumes any obligation to update any forward-looking statement to reflect events or circumstances that occur after the date the forward-looking statements were made.

Expanding the Upper Midwest's Premier Community Bank

Nicolet BANKSHARES, INC. & Charter Bankshares Inc.

Shared Business Banking Cultures. Like Nicolet, Charter has long operated as a business bank focusing on traditional C&I and owner-occupied CRE lending

Financially Compelling. High single-digit accretion to Nicolet's 2023 estimated EPS, accretive to pro forma tangible book value, and IRR of ~19%

Additional Scale & Geographic Diversification. Further expands the reach of Wisconsin's second largest bank and provides entry into the higher growth markets of Minneapolis-St. Paul

Complements County Transaction. Nicolet's entry into Eau Claire with the #1 lead local community bank compliments the existing $100 million LPO acquired through the County transaction and provides a base for the Western Wisconsin and Minnesota ag lending team

Top Tier Performance. Nicolet's history of providing consistent EPS growth, strong ROAA, and top quartile ROATCE will be further enhanced by the EPS accretion expected in 2022 and beyond with the closed County and Mackinac transactions from 2021 and now Charter



Nicolet branch
Nicolet LPO
Charter branch

"Lead Local" Community Bank

In the Green Bay, Fox Cities, Stevens Point, and now Eau Claire MSAs (1)

2nd Largest

Bank headquartered in Wisconsin(2)

#1 Bank Lender

to the dairy industry in Wisconsin(2)

#2 Market Share

in Michigan's Upper Peninsula(3)

Nicolet BANKSHARES, INC.

(1) *"Lead local" defined as the community bank with the largest deposit market share*
(2) *Ranked by assets and ag loans outstanding for all banks headquartered in Wisconsin as of 12/31/21*
(3) *Based on S&P Global Market Intelligence deposit market share information as of 6/30/21 for all 15 counties in the Upper Peninsula*

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Charter Bankshares Highlights & Market Overview

Charter Bankshares Overview[1]

- Family-owned community bank with a "lead local" market share position in the Eau Claire MSA
- Charter has a strong commercial asset generating platform, while maintaining pristine asset quality with average annual net charge-offs of 0.02% since 2013
- Serves the Twin Cities MSA with branches in southwest suburbs ($190 million in loans; $208 million in deposits), and a "lead local" deposit market share position in Chaska and Chanhassen. Carver County has been the fastest growing county in Minnesota between 2010 and 2022
- Eau Claire demographics (Wisconsin's 7th largest MSA) similar to that of Green Bay (#3), Appleton (#4), and Oshkosh (#6) – all markets Nicolet maintains a "lead local" position

Charter Bankshares Branch Map



Frederic
Cambridge
Balsam Lake
Barron
Ladysmith
Elk River
Amery
Coon Rapids
Buffalo
New Richmond
Cornell
Minneapolis
St Paul
Hudson
Edina
Chippewa Falls
Menomonie
Shakopee
Hastings
Ellsworth
Lakeville
Durand
Red Wing
Northfield

Charter Branch | Nicolet LPO

Eau Claire Deposit Market Share[1]

Rank	*Institution*	*Branches*	*Deposits In Market ($M)*	*Market Share*
1	U.S. Bancorp (MN)	6	$639	16.4%
2	**Charter Bankshares Inc. (WI)**	**1**	**$583**	**15.0%**
3	NW Bancshares Inc. (WI)	6	$451	11.6%
4	Citizens Community Bncp (WI)	3	$446	11.4%
5	Associated Banc-Corp (WI)	6	$366	9.4%
6	Wells Fargo & Co. (CA)	2	$245	6.3%
7	Security Financial Svcs Corp. (WI)	2	$194	5.0%
8	Kimberly Leasing Corp. (WI)	3	$185	4.8%
9	Bank of Montreal	4	$173	4.4%
10	Citizens Bancorp Inc. (WI)	6	$131	3.3%
	All others (11)	13	$487	12.5%
	Total For Institutions In Market	**52**	**$3,900**	

Charter Bank Summary Financials[2]

	2018	2019	2020	2021
Total Assets	$914	$938	$1,120	$1,136
Asset Growth	*5.8%*	*2.7%*	*19.4%*	*1.4%*
Total Loans	$680	$669	$707	$764
Loan Growth	*7.2%*	*-1.6%*	*5.8%*	*8.0%*
Total Deposits	$736	$684	$821	$883
Deposit Growth	*4.3%*	*-7.1%*	*20.1%*	*7.6%*
Loans / Deposits	92%	98%	86%	87%
Equity / Assets	12.34%	13.16%	11.66%	12.24%
Net Income[3]	$13,310	$13,328	$12,412	$13,398
ROAA[3]	1.52%	1.46%	1.22%	1.18%
ROAE[3]	12.16%	11.03%	9.92%	9.94%
Net Interest Margin	3.59%	3.47%	3.18%	2.97%
Efficiency Ratio	44.6%	45.2%	45.9%	52.3%
NPAs/ Assets	0.32%	0.79%	0.40%	0.52%
NCOs/ Avg Loans	0.01%	-0.04%	0.06%	0.00%
LLR / Loans	1.24%	1.30%	1.42%	1.12%

(1) Source: S&P Global Market Intelligence as of June 30, 2021; "Lead local" defined as the community bank with the largest deposit market share
(2) Financials for Charter Bank - Source: S&P Global Market Intelligence / Company Reports
(3) S-Corp adjusted utilizing a 25% tax rate

Nicolet BANKSHARES, INC.
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Transaction Highlights & Rationale

Strategic Rationale

- Establishes Nicolet as #1 "Lead Local" Bank in the Eau Claire MSA and complements current $100 million loan production office acquired from County Bancorp
- Provides initial entry into dynamic and high-growth Twin Cities market
- Executive management team and senior lenders expected to remain with Nicolet and will lead the markets in Western Wisconsin and the Twin Cities
- Logical extension of a community banking franchise with owners and management team that have been known for years – one of the largest focused exclusively on the Upper Midwest with $8.8 billion in pro forma assets

Positive Financial Impacts

- EPS accretion in high-single digits in 2023[(1)]
- Immediately accretive to Nicolet's pro forma tangible book value
- Internal rate of return ~19%
- Identified, but no modeled revenue enhancements (largely wealth management)

Growth & Revenue Opportunities

- Opportunity to deploy Nicolet's wealth management platform with Charter's clients in Eau Claire and Twin Cities markets
- Larger and more diverse commercial market will provide for more lending opportunities with Nicolet's higher lending limits
- Immediate ability to utilize Nicolet's excess liquidity and cash position to reduce Charter's funding costs (including expected immediate paydown of $110 million in FHLB borrowings)

(1) Assumes 100% phase-in of cost savings

Nicolet BANKSHARES, INC.

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DRAFTPro Forma Office Map 6 Note: Map excludes Nicolet’s Eau Claire LPO (to be folded into Charter’s existing branch) and includes a new proposed branch in Chippewa Falls, WI Nicolet branch Nicolet LPO Charter Branch Proposed Branch

DRAFTDiversified Loan and Core Deposit Portfolios 7 Nicolet - $4.62B Combined - $5.37BCharter - $0.75B Lo an P o rt fo lio Nicolet - $6.47B Combined - $7.35BCharter - $0.88B D e p o si t P o rt fo lio Source: S&P Global, call report data, and internal company reports as of December 31, 2021 Demand 24.2% NOW 12.5% MMDA & Savings 51.7% Retail CD 10.4% Jumbo CD 1.2% Demand 30.6% NOW 16.1% MMDA & Savings 40.1% Retail CD 11.4% Jumbo CD 1.7% Demand 29.8% NOW 15.7% MMDA & Savings 41.5% Retail CD 11.3% Jumbo CD 1.7% Const & Land 12.5% Residential RE 33.9% Commercial RE - Owner Occ 20.3% Commercial RE - Investment 19.5% C&I 12.5% Const & Land 6.1% Residential RE 18.3% Commercial RE - Owner Occ 17.0% Commercial RE - Investment 17.7% C&I 22.6% Consumer 1.1% Ag 17.2% Const & Land 7.0% Residential RE 20.5% Commercial RE - Owner Occ 17.5% Commercial RE - Investment 17.9% C&I 21.2% Consumer 1.0% Ag 14.9%

Transaction Overview and Assumptions

Transaction Structure	• Nicolet to issue approximately 1.26 million shares and $38.8 million in cash to Charter shareholders • Charter shareholders to receive up to a $30 million special dividend prior to closing[(1)] • Total transaction value of $158 million [(1)] • Charter to merge with and into Nicolet; Charter Bank to merge with and into Nicolet National Bank
Synergies	• Cost Savings of 25% of Charter's noninterest expense base • 100% realized in 2023

Loan Credit Mark	• Total gross loan credit mark of 1.48%, or $11.4 million on net loan portfolio
	  ◦ 0.30%, or $2.3 million, non-PCD mark (amortized into earnings over the 3-year life of loans)
	  ◦ 0.32%, or $2.4 million, PCD mark, recorded into ACL
	• Additional Day 2 CECL reserve of 0.86%, or $6.7 million; included in pro forma tangible book value at close

Other Fair Value Estimates / Assumptions	• Core deposit intangible of $3.7 million, amortized on an accelerated basis over 10 years • $9.5 million in estimated pretax deal related expenses • Cash portion utilizes existing holding company cash on hand
Management & Board	• Brenda Johnson (current Board chair) will join the Boards of Directors of Nicolet Bankshares and Nicolet National Bank • Paul Kohler (President & CEO of Charter Bank) will join the Nicolet senior management team as leader of the Western Wisconsin and Twin Cities markets
Closing & Approvals	• Anticipated simultaneous close & system conversion in third quarter of 2022 • Subject to regulatory approvals and customary closing conditions

Nicolet
BANKSHARES, INC.

(1) Based on NCBS share price of $94.40 as of March 29, 2022. Transaction value excludes $30 million special dividend payable from Charter Bankshares' March 29, 2022 shareholders' equity, as well as a prior $25 million special dividend unrelated to the transaction that was paid during the first quarter of 2022

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DRAFTMultiples and Pro Forma Impact 9 (1) Charter’s TBV adjusted for $30 million special dividend payable to shareholder prior to closing, and a $25 million special dividend unrelated to the transaction that was paid during the first quarter 2022 (2) Ratio of tangible book value multiple paid to Nicolet's tangible book value multiple as of March 29, 2022 (3) Charter’s actual 2021 earnings and 2022 projected earnings are tax affected utilizing a 25% tax rate (4) Based on internal company projections Transaction Value / Adjusted Tangible Book Value (12/31/2021) (1) 167% Pay to Trade Ratio (2) 69% Transaction Value / 2021 Earnings (3) 12.4x Transaction Value / 2022E Earnings (3) 12.4x Transaction Value / 2022E Earnings + Synergies (3) 9.5x Estimated 2023 EPS Accretion (4) (100% Cost Savings Phase-In) 8.5% TBVPS Accretion / (Dilution) 0.4% Tangible Book Value Earnback Accretive TCE / TA Ratio (estimated at close) 7.3% CET1 Ratio (estimated at close) 9.4% Internal Rate of Return ~19%

DRAFT 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Pro Forma A ss et s Experienced & Seasoned M&A Leader in the Upper Midwest 10 $1.2 B $0.7 B $1.2 B $1.2 B $2.3 B $2.9 B $3.1 B $3.6 B $4.6 B $7.7 B 2013 Mid-Wisconsin Financial Services Bank of Wausau (FDIC assisted) 2016 Baylake Corp 2017 First Menasha Bancshares 2019 Choice Bancorp 2020 Advantage Community Bancshares 2021 Mackinac Financial County Bancorp $8.8 B 2022 Charter Bankshares

DRAFTSummary Transaction Highlights 11 Further solidifies Nicolet as the premier community bank with an $8.8 billion franchise across the Upper Midwest Attractive financial returns with strong EPS accretion, tangible book value accretion, and a healthy internal rate of return Complementary cultures that have historically focused on C&I and Owner Occupied CRE lending Continued geographic diversification of the loan portfolio into Western Wisconsin and entry into the dynamic Twin Cities market Nicolet’s unique simultaneous “close and convert” model allows for maximum efficiency and immediate financial benefits of expected cost savings \

DRAFT Mike Daniels President & CEO (920) 430-7318 mdaniels@nicoletbank.com Bob Atwell Executive Chairman (920) 430-7317 batwell@nicoletbank.com Phil Moore Chief Financial Officer (920) 617-8159 pmoore@nicoletbank.com Eric Radzak Corporate Development Officer / Investor Relations (920) 617-4540 eradzak@nicoletbank.com